Exhibit (h)(iii)(b)

AMENDMENT NO. 1

TO THE

FIRST AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

AMENDMENT NO. 1 to the First Amended and Restated Expense Limitation Agreement dated as of April 4, 2006, among Enterprise Capital Management, Inc., (“Manager”), AXA Equitable Life Insurance Company (“AXA Equitable”) and The Enterprise Group of Funds, Inc. (“Corporation”).

The Manager, AXA Equitable and Corporation hereby agree to modify and amend the First Amended and Restated Expense Limitation Agreement dated as of September 9, 2005 (“the “Expense Limitation Agreement”), among them as follows:

1.	Maximum Annual Operating Expense Limits. Schedule A to the Expense Limitation Agreement, which sets forth the Funds of the Corporation, is hereby replaced in its entirety by Amendment No. 1 to Schedule A attached hereto, which reflects the expense limit for each Fund. Schedule A also includes the expense limit of each class of each Fund, which includes amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended.

Except as modified and amended hereby, the Expense Limitation Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

THE ENTERPRISE GROUP OF FUNDS, INC.		ENTERPRISE CAPITAL MANAGEMENT, INC.

BY:	/s/ Kenneth T. Kozlowski	By:	/s/ Steven M. Joenk
	Kenneth T. Kozlowski		Steven M. Joenk
	Chief Financial Officer and Treasurer		President

AXA EQUITABLE LIFE INSURANCE COMPANY

		By:	/s/ Steven M. Joenk
Steven M. Joenk
Senior Vice President

AMENDMENT NO. 1

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of The Enterprise Group of Funds, Inc. (the “Corporation”):

	Maximum Annual Operating Expense Limit
		(including amounts payable pursuant to Rule 12b-1
Name of Fund	All Classes	Class A	Class B	Class C	Class Y
AXA Enterprise Growth Fund	1.15%	1.60%	2.15%	2.15%	1.15%
AXA Enterprise Mergers and Acquisition Fund	1.45%	1.90%	2.45%	2.45%	1.45%